                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that I, William Todd, hereby constitute and appoint Daniel L. Woodard, Brandon Sloane and Thomas P. Conaghan,
and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, to sign any Form ID (Uniform Application for Access Codes to File on EDGAR),
reports on Form 3 (Initial Statement of Beneficial Ownership of Securities),
Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5
(Annual Statement of Beneficial Ownership of Securities) relating to transactions by me in shares of Common Stock or other securities of AdTheorent
Holding Company, Inc. and all amendments thereto, and to file the same, with the
Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  This
Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated: 04/05/2022           /s/ William Todd
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                            William Todd